UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2021

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California	001-10709	95-4300881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	PSB	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.200% Cum Pref Stock, Series W, $0.01 par value	PSBPrW	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.250% Cum Pref Share, Series X, $0.01 par value	PSBPrX	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.200% Cum Pref Share, Series Y, $0.01 par value	PSBPrY	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.875% Cum Pref Share, Series Z, $0.01 par value	PSBPrZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2021, Dan “Mac” Chandler, III, age 53, was appointed as the President and Chief Executive Officer of PS Business Parks, Inc., a California company (the “Company”), effective April 5, 2021. John W. Petersen will continue to serve as the Company’s interim President and Chief Executive Officer until April 5, 2021, when he will continue serving as the Company’s Executive Vice President and Chief Operating Officer.

Mr. Chandler will join the Company from Regency Centers Corporation (NASDAQ:REG) (“Regency”), a publicly traded real estate investment trust that acquires, develops, owns, and operates open-air shopping centers in the United States, where he served as Executive Vice President and Chief Investment Officer since August 2019, Executive Vice President of Investments since 2017, Executive Vice President of Development since January 2016, and in various other leadership roles during his nearly 22-year career at Regency and Pacific Retail Trust (prior to its merger with Regency). Mr. Chandler holds a Master in Business Administration, a Master of Real Estate Development, and a Bachelor of Science in Urban Planning from the University of Southern California.

In connection with Mr. Chandler’s appointment, the Company provided Mr. Chandler with an offer letter (the “Offer Letter”), which provides that Mr. Chandler will be paid an annual base salary of $600,000, to be increased to $650,000 effective January 1, 2023. The Offer Letter further provides that Mr. Chandler will be eligible to receive a target annual cash incentive award equal to 100% of his base salary; provided, however, that in 2021, his target annual cash incentive award will be guaranteed at no less than target and will not be prorated. Mr. Chandler will also be entitled, beginning in the 2022 performance year, to a target annual equity award no less than the share-equivalent number of restricted stock units (“RSUs”) equal to $2.6 million. These RSUs will vest in five equal installments, with the first installment vesting on the grant date and annually thereafter, subject to continued employment. Mr. Chandler will receive dividend-equivalent rights on these RSUs.

In addition, upon his start date or promptly thereafter, Mr. Chandler will receive (i) a one-time RSU award (“Sign-On Award”) having a value on the grant date equal to $3.325 million, and (ii) a retention RSU award having a value on the grant date equal to $2.6 million. These RSUs will vest ratably over five years subject to continued employment. Mr. Chandler will receive cash dividends on these RSUs.

In the event of a Change of Control (as such term is defined in the Company’s 2012 Equity and Performance-Based Incentive Compensation Plan (the “2012 Plan”)), any unvested equity awards on the date of separation will vest in accordance with the terms of the 2012 Plan, including the double-trigger requirement in the event the awards are assumed.

Mr. Chandler’s employment is at will and he may be terminated with or without cause at any time. Pursuant to the Offer Letter, if Mr. Chandler is terminated without cause or if he terminates his employment for “good reason” (as defined below) (i) prior to the second anniversary of his start date, he will receive a lump sum cash payment equal to $1.2 million, and (ii) at any time during his term of employment, any portion of the Sign-On Award that remains unvested will vest immediately upon the date of separation from the Company. Alternatively, Mr. Chandler may choose to participate in any severance program adopted by the Company.

For purposes of the Offer Letter, “good reason” includes, in summary, a termination in the event the Company: (i) breaches its obligations to pay any salary, benefit, or bonus due or otherwise materially breaches a material term of the Offer Letter or other material agreement with Mr. Chandler; (ii) diminishes Mr. Chandler’s title or assigns to him any duties inconsistent his position with the Company or adversely alters the nature or status of his responsibilities, authority, or the conditions of his employment (or requires him to report to any person other than the Board of Directors); (iii) reduces Mr. Chandler’s salary and/or annual target bonus opportunity; or (iv) requires Mr. Chandler’s employment to be based anywhere other than the Company’s principal executive offices in Glendale, California, without his consent.

Upon commencement of employment, Mr. Chandler will be entitled to 12 years of service credit to applied towards meeting the eligibility requirements under any Company retirement plan. Mr. Chandler will also be entitled to participate in benefit programs generally available to executive officers of the Company, including health insurance, retirement, and other benefits. The Company will reimburse Mr. Chandler for the cost of medical and dental coverage pursuant to COBRA for the period between his start date and the date upon which he becomes eligible to participate in the Company’s medical and dental plans.

The Offer Letter provides that Mr. Chandler will be appointed as a member of the Board of Directors of the Company (the “Board”) after his start date and no later than June 1, 2021. The Board intends to appoint Mr. Chandler as a member of the Board after the 2021 Annual Meeting of Shareholders.

Mr. Chandler is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K and does not have family relationships that would require disclosure under Item 401(d) of Regulation S-K.

On March 2, 2021, the Company issued a press release announcing the appointment of Mr. Chandler as President and Chief Executive Officer. A copy of this press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

99.1	Press release dated March 2, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

	By:	/s/ Jeffrey D. Hedges
Jeffrey D. Hedges
Date: March 2, 2021		Chief Financial Officer